                                                                    EXHIBIT 10.8
                               SEVERANCE AGREEMENT

               THIS SEVERANCE AGREEMENT ("Agreement") is made and effective as of the 18th day of December, 2003 (the "Effective Date"), by and between ENCORE ACQUISITION COMPANY, a Delaware corporation (the "Company"), and MORRIS B. SMITH ("Employee").

         1. Resignation of Employment: Effective as of December 31, 2003 (the "Severance Date"), the Employee resigns his position as an employee of the Company.

         2. Severance Payments: In lieu of severance under any other plan or arrangement of the Company, the Company shall pay to Employee (or his estate as applicable) a lump sum severance amount in two equal installments (the "Severance Payments"), provided that the Waiver and Release has been executed as provided in Section 12 and not revoked for a period of 7 days and Employee is otherwise in compliance with this Agreement. Each Severance Payment shall be equal to one-half of the sum of:

                    (1)  $352,500;

                    (2) an amount equal to the product of (i) the number of shares subject to Employee's unvested options to purchase the Company's common stock and (ii) the difference between (A) the closing sales price of a share of the Company's common stock, as reported on the New York Stock Exchange Composite Transactions on the Severance Date, and (B) the weighted average exercise price of such unvested options; and

                    (3) an amount equal to the product of (i) one-third of the number of Employee's restricted shares of the Company's common stock held by Employee, rounded to the nearest share, and (ii) the closing sales price of a share of the Company's common stock, as reported on the New York Stock Exchange Composite Transactions on the Severance Date.

The first Severance Payment will be paid within 30 days following the Severance Date, and the second Severance Payment will be payable within 30 days following June 30, 2004. The parties agree that the unvested options and restricted shares which are the subject of this obligation are listed on Exhibit A attached hereto, and that except for the payment obligations described above, such options and restricted shares shall be forfeited as of the Severance Date.

         3. Confidentiality and Noncompetition:

               (a) The Company has, and until the Severance Date will, provide Employee with Confidential Information regarding the Company and the Company's business. In return for this and other consideration provided under this Agreement, Employee agrees he will not disclose or make available to any other person or entity, or use for his own personal gain, any Confidential Information, except for such disclosures as required in the performance of his duties hereunder or as required pursuant to any law or governmental regulation or ruling. For purposes of this Agreement, "Confidential Information" shall mean any and all information, data and knowledge that has been created, discovered, developed or otherwise become known to the Company or any of its affiliates or ventures or in which property rights have been assigned or otherwise conveyed to the Company or any of its affiliates or ventures, which information, data or knowledge has commercial value in the business in which the Company is engaged, except such information, data or knowledge as is or becomes known to the public without violation of the terms of this Agreement. By way of illustration, but not limitation, Confidential Information includes trade secrets, acquisition, exploration, development, exploitation and production prospects and strategies for oil and natural gas reserves, processes, formulas, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, manuals, records of research, reports, memoranda, computer software, strategies, forecasts, new products, unpublished financial statements or parts thereof, budgets or other financial information, projections, licenses, prices, costs, and employee, customer and supplier lists or parts thereof

               (b) Employee recognizes that in each of the highly competitive businesses in which the Company is engaged, the Company's trade secrets and other Confidential Information, along with personal contacts, are of primary importance in (i) identifying, acquiring, exploring for, developing, exploiting and producing oil and natural gas reserves, and (ii) retaining the accounts and goodwill of present customers and protecting the business of the Company. The Employee, therefore, agrees that until the Severance Date and (A) for a period of six months thereafter, he will not (i) acquire, for his own account or the account of any business in which he owns more than 5% of the outstanding capital stock, any oil or natural gas property in Crockett County, Texas Andrews County, Texas, Ecotr County, Texas, Claiborne Parish, Louisiana, Webster Parish, Louisiana, Bossier Parish , Louisiana, Blaine County, Montana, Carter County, Montana, Dawson County, Montana, Fallon County , Montana, Hill County, Montana, Powder River County, Montana, Prairie County, Montana, Wibaux County, Montana, Bowman County North Dakota, Stark County, North Dakota, Ward County, North Dakota or San Juan County, Utah (the "Relevant Geographic Area"), (ii) accept employment, advise, assist or render service in any way to any person that competes directly with the Company in the acquisition, exploration, development, exploitation or production of oil and natural gas in the Relevant Geographic Area or (iii) enter into or take part in or lend his name, counsel or assistance to any business, either as proprietor, principal, investor, partner, director, officer, executive, consultant, advisor, agent, independent contractor, or in any other capacity whatsoever, for any purpose that would be directly competitive with the acquisition, exploration, development, exploitation or production activities of the Company or any of its affiliated companies in the Relevant Geographic Area and (B) for a period of six months after the Severance Date he will not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, solicit or offer employment to any person who has been employed by the Company or any subsidiary thereof at any time during the one-year period immediately preceding such solicitation (all of the foregoing activities are collectively referred to as the "Prohibited Activity").

         The Employee shall not, directly or indirectly, make or cause to be made and shall use his best efforts to cause the officers, directors, employee, agents and representatives of any entity or person controlled by the Employee not to make or cause to be made, any disparaging, denigrating, derogatory or other negative, misleading or false statement orally or in writing to any person or entity, including members of the investment community, press, and customers, competitors and advisors to the Company, about the Company, its shareholders, subsidiaries or affiliates, their respective officers or members of their boards of directors, or the business strategy or plans, policies, practices or operations of the Company, its shareholders, subsidiaries or affiliates.

               (c) In addition to all other remedies at law or in equity which the Company may have for breach of a provision of this Section 3 by the Employee, it is agreed that in the event of any breach or attempted or threatened breach of any such provision, the Company shall be entitled to immediately cease any payment otherwise required under Section 2 and, upon application to any court of proper jurisdiction, to a temporary restraining order or preliminary injunction (without the necessity of (i) proving irreparable harm, (ii) establishing that monetary damages are inadequate or
(iii) posting any bond with respect thereto) against the Employee prohibiting such breach or attempted or threatened breach by proving only the existence of such breach or attempted or threatened breach. If the provisions of this Section 3 should ever be deemed to exceed the time, geographic or occupational limitations permitted by the applicable law, the Employee and the Company agree that such provisions shall be and are hereby reformed to the maximum time, geographic or occupational limitations permitted by the applicable law.

               (d) The covenants of the Employee set forth in this Section 3 are independent of and severable from every other provision of this Agreement; and the breach of any other provision of this Agreement by the Company or the breach by the Company of any other agreement between the Company and the Employee shall not affect the validity of the provisions of this Section 3 or constitute a defense of the Employee in any suit or action brought by the Company to enforce any of the provisions of this Section 3 or seek any relief for the breach thereof by Employee.

               (e) The Employee acknowledges, agrees and stipulates that: (i) the terms and provisions of this Agreement are reasonable and constitute an otherwise enforceable agreement to which the terms and provisions of this
Section 3 are ancillary or a part of; (ii) the consideration provided by the Company under this Agreement is not illusory; and (iii) the consideration given by the Company under this Agreement, including, without limitation, the provision by the Company of Confidential Information to the Employee as contemplated by this Section 3, gives rise to the Company's interest in restraining and prohibiting the Employee from engaging in the Prohibited Activity within the Relevant Geographic Area as provided under this Section 3, and the Employee's covenant not to engage in the Prohibited Activity within the Relevant Geographic Area pursuant to this Section 3 is designed to enforce the Employee's consideration (or return promises), including, without limitation, the Employee's promise to not disclose Confidential Information under this Agreement.

         4. Expenses: The Company and Employee shall each be responsible for their own costs and expenses, including, without limitation, court costs and attorneys' fees, incurred as a result of any claim, action or proceeding arising out of, or challenging the validity or enforceability of, this Agreement or any provisions hereof.

         5. Notices: For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Company:   Encore Acquisition Company
                                       777 Main Street, Suite 1400
                                       Fort Worth, TX  76102
                                       Attention:  President

                  If to Employee:      Morris B. Smith
                                       [Address]
                                       [Address]

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         6. Applicable Law: The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Texas, but without giving effect to the principles of conflict of laws of such State.

         7. Severability: If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement and all other provisions shall remain in full force and effect.

         8. Withholding of Taxes: The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.

         9. No Assignment; Successors: Employee's right to receive payments or benefits hereunder shall not be assignable or transferable, whether by pledge, creation or a security interest or otherwise, whether voluntary, involuntary, by operation of law or otherwise, other than by will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Section 9 the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns (including, without limitation, any company into or with which the Company may merge or consolidate).

         10. Effect of Prior Agreements: This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement or severance agreement between the Company or any predecessor of the Company and the Employee, except that this Agreement shall not effect or operate to reduce any benefit or compensation enuring to the Employee of a kind elsewhere provided and not expressly provided or modified in this Agreement.

         11. Amendment and Waiver: This Agreement may be amended or modified only upon the written consent of the Company and the Employee. The obligations of a party and the rights of any other party under this Agreement (including, without limitation, the obligations of the Employee under Section 3) may be waived only with the written consent of such other party.

         12. Release of Claims: In consideration for the compensation and other benefits provided pursuant to this Agreement, Employee agrees to execute a "Waiver and Release" in substantially the form attached hereto as Exhibit B upon his termination of employment. The Company's obligation to pay the Severance Payments pursuant to Section 2 of this Agreement are expressly conditioned on Employee's execution of this Waiver and Release without revoking it for a period of 7 days, and Employee's failure to execute and deliver (without revoking) such Waiver and Release will void the Company's remaining obligations hereunder.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the Effective Date.


                                          ENCORE ACQUISITION COMPANY



                                          By /s/ Jon S. Brumley
                                             -----------------------------------
                                                 Jon S. Brumley
                                                 President


                                          EMPLOYEE


                                          /s/ Morris B. Smith
                                          --------------------------------------
                                           Morris B. Smith

                                    EXHIBIT A

Unvested Options as of December 31, 2003:

                            Number of Unvested Shares         Exercise Price
March 8, 2001 Grant                   20,000                     $14.00

November 22, 2002 Grant               29,032                     $18.60


Restricted Shares as of December 31, 2003:

8,035 shares.

                                    EXHIBIT B

                           FORM OF WAIVER AND RELEASE

                           ENCORE ACQUISITION COMPANY
                               WAIVER AND RELEASE

         Encore Acquisition Company has offered to pay me certain benefits (the "Benefits") under my Severance Agreement with Encore Acquisition Company, dated as of _______ __, 2003 (the "Severance Agreement"), which are in addition to any remuneration or benefits to which I am already entitled. These Benefits were offered to me in exchange for my agreement, among other things, to waive all of my claims against and release Encore Acquisition Company and its predecessors, successors and assigns (collectively referred to as the "Company"), all of the affiliates (including parents and subsidiaries) of the Company (collectively referred to as the "Affiliates") and the Company's and Affiliates' directors and officers, employees and agents, insurers, employee benefit plans and the fiduciaries and agents of said plans (collectively, with the Company and Affiliates, referred to as the "Corporate Group") from any and all claims, demands, actions, liabilities and damages arising out of or relating in any way to my employment with or separation from the Company or the Affiliates; provided, however, that this Waiver and Release shall not apply to any claim or cause of action to enforce or interpret any provision contained in the Severance Agreement. I have read this Waiver and Release and the Severance Agreement (all of which I received together and which, together, are referred to herein as the "Severance Agreement Materials") and they are incorporated herein by reference. All payments under the Severance Agreement are voluntary on the part of the Company and are not required by any legal obligation other than the Severance Agreement. I choose to accept this offer.

         I UNDERSTAND THAT SIGNING THIS WAIVER AND RELEASE IS AN IMPORTANT LEGAL ACT. I ACKNOWLEDGE THAT THE COMPANY HAS ADVISED ME IN WRITING TO CONSULT AN ATTORNEY BEFORE SIGNING THIS WAIVER AND RELEASE. I UNDERSTAND THAT, IN ORDER TO BE ELIGIBLE FOR BENEFITS, I MUST SIGN (AND RETURN TO JON S. BRUMLEY, PRESIDENT) THIS WAIVER AND RELEASE ON OR AFTER DECEMBER 31, 2003 AND BEFORE 5 P.M. ON JANUARY 21, 2004. I ACKNOWLEDGE THAT I HAVE BEEN GIVEN AT LEAST 21 DAYS TO CONSIDER WHETHER TO SIGN THE SEVERANCE AGREEMENT AND WHETHER TO EXECUTE THIS WAIVER AND RELEASE.

         In exchange for the payment to me of Benefits, which are in addition to any remuneration or benefits to which I am already entitled, I, among other things, (1) agree not to sue in any local, state and/or federal court regarding or relating in any way to my employment with or separation from the Company or the Affiliates, and (2) knowingly and voluntarily waive all claims and release the Corporate Group from any and all claims, demands, actions, liabilities, and damages, whether known or unknown, arising out of or relating in any way to my employment with or separation from the Company or the Affiliates, except to the extent that my rights are vested under the terms of employee benefit plans sponsored by the Company or the Affiliates and except with respect to such rights or claims as may arise after the date this Waiver and Release is executed. This Waiver and Release includes, but is not limited to, claims and causes of action under: Title VII of the Civil Rights Act of 1964, as amended ("Title VII"); the Age Discrimination in Employment Act of 1967, as amended, including the Older Workers Benefit Protection Act of 1990 ("ADEA"); the Civil Rights Act of 1866, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990 ("ADA"); the Energy Reorganization Act, as amended, 42 U.S.C. ss 5851; the Workers Adjustment and Retraining Notification Act of 1988; the Pregnancy Discrimination Act of 1978; the Employee Retirement Income Security Act of 1974, as amended; the Family and Medical Leave Act of 1993; the Fair Labor Standards Act; the Occupational Safety and Health Act; claims in connection with workers' compensation or "whistle blower" statutes; and/or contract, tort, defamation, slander, wrongful termination or any other state or federal regulatory, statutory or common law. Further, I expressly represent that no promise or agreement which is not expressed in the Severance Agreement Materials has been made to me in executing this Waiver and Release, and that I am relying on my own judgment in executing this Waiver and Release, and that I am not relying on any statement or representation of the Company, any of the Affiliates or any other member of the Corporate Group or any of their agents. I agree that this Waiver and Release is valid, fair, adequate and reasonable, is with my full knowledge and consent, was not procured through fraud, duress or mistake and has not had the effect of misleading, misinforming or failing to inform me.

         I acknowledge that payment of Benefits to me by the Company is not an admission by the Company or any other member of the Corporate Group that they engaged in any wrongful or unlawful act or that the Company or any member of the Corporate Group violated any federal or state law or regulation.

         Should any of the provisions set forth in this Waiver and Release be determined to be invalid by a court, agency or other tribunal of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of other provisions of this Waiver and Release. I acknowledge that this Waiver and Release and the other Severance Agreement Materials set forth the entire understanding and agreement between me and the Company or any other member of the Corporate Group concerning the subject matter of this Waiver and Release and supersede any prior or contemporaneous oral and/or written agreements or representations, if any, between me and the Company or any other member of the Corporate Group. I understand that for a period of 7 calendar days following the date that I sign this Waiver and Release, I may revoke my acceptance of the offer, provided that my written statement of revocation is RECEIVED on or before that seventh day by Mr. Jon S. Brumley, President, Encore Acquisition Company, 777 Main Street, Suite 1400, Fort Worth, Texas 76102, facsimile number: 817-877-1655, in which case the Waiver and Release will not become effective. In the event I revoke my acceptance of this offer, the Company shall have no obligation to provide me Benefits. I understand that failure to revoke my acceptance of the offer within 7 calendar days from the date I sign this Waiver and Release will result in this Waiver and Release being permanent and irrevocable.

         I acknowledge that I have read this Waiver and Release, have had an opportunity to ask questions and have it explained to me and that I understand that this Waiver and Release will have the effect of knowingly and voluntarily waiving any action I might pursue, including breach of contract, personal injury, retaliation, discrimination on the basis of race, age, sex, national origin, or disability and any other claims arising prior to the date of this Waiver and Release. By execution of this document, I do not waive or release or otherwise relinquish any legal rights I may have which are attributable to or arise out of acts, omissions, or events of the Company or any other member of the Corporate Group which occur after the date of the execution of this Waiver and Release.


---------------------------------              ---------------------------------
Employee's Printed Name                        Company Representative

---------------------------------              ---------------------------------
Employee's Signature                           Company's Execution Date

---------------------------------              ---------------------------------
Employee's Signature Date                      Employee's Social Security Number